Exhibit 99.1

News Release
Sunoco LP Announces Fourth Quarter and Full Year 2019 Financial and Operating Results

•	Generated full year 2019 net income of $313 million

•	Full year 2019 Adjusted EBITDA of $665 million exceeded guidance

•	Sold record fuel volumes of 8.2 billion gallons at 10.1 cents per gallon for the full year 2019

•	Decreased operating expenses 13% for the full year 2019

DALLAS, February 19, 2020 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three- and twelve-month periods ended December 31, 2019.
For the three months ended December 31, 2019, net income was $83 million versus a net loss of $72 million in the fourth quarter of 2018.
Adjusted EBITDA(1) for the quarter totaled $168 million compared with $180 million in the fourth quarter of 2018.
Distributable Cash Flow, as adjusted(1), for the quarter was $120 million, compared to $114 million a year ago.
For the twelve months ended December 31, 2019, net income was $313 million versus a net loss of $207 million in 2018.
Adjusted EBITDA(1) for the full year 2019 totaled $665 million, up 4% from $638 million a year ago. This year-over-year increase reflects a 4% increase in gallons to a record high 8.2 billion, an increase in lease gross profit and a 13% decline in operating expenses(2).
Distributable Cash Flow, as adjusted(1), for 2019 was $453 million, compared to $455 million a year ago.
Recent Accomplishments and Other Developments

•
Sold 2.1 billion gallons in the fourth quarter, up 3% from the fourth quarter of 2018. For the full year 2019, SUN sold a record 8.2 billion gallons, up 4% from a year ago. On a weighted-average basis, fuel margin for all gallons sold was 9.9 cents per gallon for the fourth quarter and 10.1 cents per gallon for the full year 2019.

•
Reported current quarter cash coverage of 1.39 times and trailing twelve months coverage of 1.32 times. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its credit facility, was 4.61 times at the end of the fourth quarter.

•	Remained cost disciplined, with operating expenses(2) of $501 million for the full year 2019 and $119 million in the fourth quarter, down 13% and 20% year over year, respectively.
Distribution
On January 27, 2020, the Board of Directors of SUN’s general partner declared a distribution for the fourth quarter of 2019 of $0.8255 per unit, which corresponds to $3.3020 per unit on an annualized basis. The distribution will be paid on February 19, 2020 to common unitholders of record on February 7, 2020.
Liquidity
At December 31, 2019, SUN had borrowings of $162 million against its revolving line of credit and other long-term debt of $2.9 billion.
Capital Spending and Other Investments
SUN's gross capital expenditures for the fourth quarter were $45 million, which included $28 million for growth capital and $17 million for maintenance capital.

SUN spent $116 million on growth capital for the full year 2019, including $8 million of growth capital toward the J.C. Nolan joint venture with Energy Transfer. With an additional $45 million investment on the J.C. Nolan joint venture, SUN’s total investment in 2019 was $161 million.
SUN spent $40 million on maintenance capital for the full year 2019.
SUN’s segment results and other supplementary data are provided after the financial tables below.

(1)
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under "Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.

(2)	Operating expenses include general and administrative, other operating and lease expenses.
Earnings Conference Call
Sunoco LP management will hold a conference call on Thursday, February 20, at 8:00 a.m. CT (9:00 a.m. ET) to discuss results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes early and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Events and Presentations.
Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Sunoco LP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sunoco LP's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Contacts
Investors:
Scott Grischow, Vice President - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com
Derek Rabe, CFA, Manager - Investor Relations, Growth and Strategy
(214) 840-5553, derek.rabe@sunoco.com
Media:
Alexis Daniel, Manager - Communications
(214) 981-0739, alexis.daniel@sunoco.com

- Financial Schedules Follow -

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$21	$56
Accounts receivable, net	399	374
Receivables from affiliates	12	37
Inventories, net	419	374
Other current assets	73	64
Total current assets	924	905

Property and equipment	2,134	2,133
Accumulated depreciation	(692)	(587)
Property and equipment, net	1,442	1,546
Other assets:
Finance lease right-of-use assets, net	29	—
Operating lease right-of-use assets, net	533	—
Goodwill	1,555	1,559

Intangible assets, net	646	708
Other noncurrent assets	188	161
Investment in unconsolidated affiliate	121	—
Total assets	$5,438	$4,879
Liabilities and equity
Current liabilities:
Accounts payable	$445	$412
Accounts payable to affiliates	49	149
Accrued expenses and other current liabilities	219	299
Operating lease current liabilities	20	—
Current maturities of long-term debt	11	5
Total current liabilities	744	865
Operating lease non-current liabilities	530	—
Revolving line of credit	162	700
Long-term debt, net	2,898	2,280
Advances from affiliates	140	24
Deferred tax liability	109	103
Other noncurrent liabilities	97	123
Total liabilities	4,680	4,095
Commitments and contingencies
Equity:
Limited partners:
Common unitholders (82,985,941 units issued and outstanding as of December 31, 2019 and 82,665,057 units issued and outstanding as of December 31, 2018)	758	784
Class C unitholders - held by subsidiary (16,410,780 units issued and outstanding as of December 31, 2019 and December 31, 2018)	—	—
Total equity	758	784
Total liabilities and equity	$5,438	$4,879

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(dollars in millions, except unit and per unit amounts)
Revenues:
Motor fuel sales	$4,002	$3,784	$16,176	$16,504
Non motor fuel sales	61	54	278	360
Lease income	35	39	142	130
Total revenues	4,098	3,877	16,596	16,994
Cost of sales and operating expenses:
Cost of sales	3,813	3,694	15,380	15,872
General and administrative	35	38	136	141
Other operating	68	93	304	363
Lease expense	16	18	61	72
Loss on disposal of assets and impairment charges	22	22	68	19
Depreciation, amortization and accretion	46	50	183	182
Total cost of sales and operating expenses	4,000	3,915	16,132	16,649
Operating income (loss)	98	(38)	464	345
Other expenses (income):
Interest expense, net	43	39	173	144
Other expense (income), net	—	—	(3)	—
Equity in earnings of unconsolidated affiliate	(2)	—	(2)	—
Loss on extinguishment of debt and other, net	—	—	—	109
Income (loss) from continuing operations before income taxes	57	(77)	296	92
Income tax expense (benefit)	(26)	(5)	(17)	34
Income (loss) from continuing operations	83	(72)	313	58
Loss from discontinued operations, net of income taxes	—	—	—	(265)
Net income (loss) and comprehensive income (loss)	$83	$(72)	$313	$(207)

Net income (loss) per common unit - basic:
Continuing operations	$0.76	$(1.11)	$2.84	$(0.25)
Discontinued operations	—	—	—	(3.14)
Net income (loss)	$0.76	$(1.11)	$2.84	$(3.39)

Net income (loss) per common unit - diluted:
Continuing operations	$0.75	$(1.11)	$2.82	$(0.25)
Discontinued operations	—	—	—	(3.14)
Net income (loss)	$0.75	$(1.11)	$2.82	$(3.39)

Weighted average limited partner units outstanding:
Common units - basic	82,813,411	82,543,312	82,755,520	84,299,893
Common units - diluted	83,713,959	83,226,399	83,551,962	84,820,570

Cash distribution per unit	$0.8255	$0.8255	$3.3020	$3.3020

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations, but should not serve as the only criteria for predicting our future performance. Our financial statements reflect two reportable segments, Fuel Distribution and Marketing and All Other.
The key operating metrics by segment and accompanying footnotes set forth below are presented for the three months and years ended December 31, 2019 and 2018 and have been derived from our historical consolidated financial statements.

	For the Three Months Ended December 31,
	2019				2018
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$3,846	$156	$4,002		$3,606	$178	$3,784
Non motor fuel sales	13	48	61		7	47	54
Lease income	37	(2)	35		36	3	39
Total revenues	$3,896	$202	$4,098		$3,649	$228	$3,877
Gross profit (1):
Motor fuel sales	$193	$20	$213		$86	$31	$117
Non motor fuel sales	13	24	37		5	22	27
Lease	37	(2)	35		36	3	39
Total gross profit	$243	$42	$285		$127	$56	$183
Net income (loss) and comprehensive income (loss) from continuing operations	57	26	83		(52)	(20)	(72)
Net income (loss) and comprehensive income (loss)	$57	$26	$83		$(52)	$(20)	$(72)
Adjusted EBITDA (2)	$147	$21	$168		$159	$21	$180
Operating data:
Motor fuel gallons sold (3)			2,087				2,021
Motor fuel gross profit cents per gallon (3) (4)			9.9	¢			12.4 ¢

	Year Ended December 31,
	2019				2018
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$15,522	$654	$16,176		$15,466	$1,038	$16,504
Non motor fuel sales	62	216	278		48	312	360
Lease income	131	11	142		118	12	130
Total revenues	$15,715	$881	$16,596		$15,632	$1,362	$16,994
Gross profit (1):
Motor fuel sales	$817	$89	$906		$673	$123	$796
Non motor fuel sales	53	115	168		40	156	196
Lease	131	11	142		118	12	130
Total gross profit	$1,001	$215	$1,216		$831	$291	$1,122
Net income (loss) and comprehensive income (loss) from continuing operations	290	23	313		80	(22)	58
Loss from discontinued operations, net of taxes	—	—	—		—	(265)	(265)
Net income (loss) and comprehensive income (loss)	$290	$23	$313		$80	$(287)	$(207)
Adjusted EBITDA (2)	$545	$120	$665		$554	$84	$638
Operating data:
Motor fuel gallons sold (3)			8,193				7,859
Motor fuel gross profit cents per gallon (3) (4)			10.1	¢			11.4 ¢

The following table presents a reconciliation of Adjusted EBITDA to net income and Adjusted EBITDA to Distributable Cash Flow, as adjusted, for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in millions)		(in millions)
Adjusted EBITDA:
Fuel Distribution and Marketing	$147	$159	$545	$554
All Other	21	21	120	84
Total Adjusted EBITDA	168	180	665	638
Depreciation, amortization and accretion	(46)	(50)	(183)	(182)
Interest expense, net (3)	(43)	(39)	(173)	(146)
Non-cash unit-based compensation expense (3)	(3)	(2)	(13)	(12)
Loss on disposal of assets and impairment charges (3)	(22)	(22)	(68)	(80)
Loss on extinguishment of debt and other, net	—	—	—	(129)
Unrealized gain (loss) on commodity derivatives (3)	1	(5)	5	(6)
Inventory adjustments (3)	8	(135)	79	(84)
Equity in earnings of unconsolidated affiliate	2	—	2	—
Adjusted EBITDA related to unconsolidated affiliate	(3)	—	(4)	—
Other non-cash adjustments	(5)	(4)	(14)	(14)
Income tax (expense) benefit (3)	26	5	17	(192)
Net income (loss) and comprehensive income (loss)	$83	$(72)	$313	$(207)

Adjusted EBITDA (2)	$168	$180	$665	$638
Adjusted EBITDA related to unconsolidated affiliate	3	—	4	—
Distributable cash flow from unconsolidated affiliate	(3)	—	(4)	—
Cash interest expense (3)	41	39	166	142
Income tax expense (benefit), current (3)	(41)	11	(22)	489
Transaction-related income taxes (5)	31	—	31	(470)
Maintenance capital expenditures (3)	17	15	40	31
Distributable Cash Flow	120	115	450	446
Transaction-related expense (3)	—	(1)	3	11
Series A Preferred distribution	—	—	—	(2)
Distributable Cash Flow, as adjusted (2)	$120	$114	$453	$455

Distributions to Partners:
Limited Partners	$69	$68	$273	$272
General Partners	18	18	72	70
Total distributions to be paid to partners	$87	$86	$345	$342
Common Units outstanding - end of period	83.0	82.7	83.0	82.7
Distribution coverage ratio (6)	1.39	1.33	1.32	1.32
___________________________
(1)Excludes depreciation, amortization and accretion.
(2)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, Series A Preferred distribution, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;

•	securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•	our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and

•
Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.

Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•	as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliate based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliate. Adjusted EBITDA related to unconsolidated affiliate excludes the same items with respect to the unconsolidated affiliate as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, depletion, amortization and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliate, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliate. We do not control our unconsolidated affiliate; therefore, we do not control the earnings or cash flows of such affiliate. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliate as an analytical tool should be limited accordingly.

(3)	Includes amounts from discontinued operations for the year ended December 31, 2018.

(4)	Includes other non-cash adjustments and excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.

(5)	Transaction-related income taxes primarily related to the 7-Eleven Transaction.

(6)
The distribution coverage ratio for a period is calculated as Distributable Cash Flow attributable to partners, as adjusted, divided by distributions expected to be paid to partners of Sunoco LP in respect of such a period.